UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 25, 2007, Krispy Kreme Doughnut Corporation (“KKDC”), a wholly owned subsidiary of Krispy Kreme Doughnuts, Inc. (the “Company”), entered into Amendment No. 1 (the “Amendment”), dated as of June 21, 2007, to its Credit Agreement, dated as of February 16, 2007 (the “Credit Agreement”), among KKDC, the Company, the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse, Cayman Islands Branch, as Administrative Agent, Collateral Agent, Issuing Lender and Swingline Lender, pursuant to which the required lenders under the Credit Agreement agreed to certain amendments to the Credit Agreement. The Amendment was entered into by KKDC, the Company, the subsidiary guarantors under the Credit Agreement and the required lenders under the Credit Agreement.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 9.01                      Financial Statements and Exhibits.

           (d)  Exhibits.  The following exhibit is filed herewith:

Exhibit No.             Description

10.1
Amendment No. 1, dated as of June 21, 2007, to the Credit Agreement, dated as of February 16, 2007, among KKDC, the Company, the subsidiary guarantors party thereto, the lenders party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, Collateral Agent, Issuing Lender and Swingline Lender, is being filed pursuant to Item 1.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: June 27, 2007

By: /s/ Douglas R. Muir
Douglas R. Muir
Chief Financial Officer